QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2001

PLATINUM ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27852 (Commission File Number)	36-3802328 (I.R.S. Employer Identification Number)

11415 Old Roswell Road
Alpharetta, Georgia 30004
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 664-9262

Not applicable
(Former name or former address, if changed since last report)

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

    On June 21, 2001, an order of the United States Bankruptcy Court Northern District of Illinois Eastern Division was entered (a) approving a (x) Disclosure Statement to First Amended Joint Plan of Reorganization and (y) Summary Disclosure Statement for Equity Security Holders Regarding the First Amended Joint Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated June 15, 2001 (the "Plan"), filed by the Company and the Official Committee of Unsecured Creditors on June 15, 2001 and (b) fixing July 23, 2001 as the last day for filing written acceptances or rejections of the Plan

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  c.
  Exhibits:

Exhibit Number	Description
2.1	First Amended Joint Plan of Reorganization dated June 15, 2001
2.2	Summary Disclosure Statement for Equity Security Holders Regarding the First Joint Amended Plan of Reorganization
2.3	Disclosure Statement to First Amended Joint Plan of Reorganization
2.4
Order Approving Disclosure Statement and Summary Disclosure Statement, and Fixing Time for Filing Acceptances or Rejections of Plan, Deadline for Filing Objections to Confirmation of the Plan, and Date for Hearing on Confirmation of the Plan

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENTERTAINMENT INC. (Registrant)
Date: July 2, 2001	By:	/s/ SHANNON SAEGER Shannon Saeger Vice President and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	First Amended Joint Plan of Reorganization dated June 15, 2001
2.2	Summary Disclosure Statement for Equity Security Holders Regarding the Joint Amended Plan of Reorganization
2.3	Disclosure Statement to First Amended Joint Plan of Reorganization
2.4
Order Approving Disclosure Statement and Summary Disclosure Statement, and Fixing Time for Filing Acceptances or Rejections of Plan, Deadline for Filing Objections to Confirmation of the Plan, and Date for Hearing on Confirmation of the Plan

QuickLinks

  ITEM 3. BANKRUPTCY OR RECEIVERSHIP
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
INDEX TO EXHIBITS